UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2026

Date of Report (Date of earliest event reported)

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41265	47-4828381
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 North US HWY 1, Suite 504, Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

(561) 406-6154

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed by Jupiter Neurosciences Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 27, 2025 (as amended by the Current Report on Form 8-K/A filed by the Company with the SEC on November 20, 2025, collectively, the “Signing 8-K”). The information set forth under Item 1.01 of Signing 8-K is incorporated by reference in this Item 1.01.

As disclosed in the Signing 8-K, on October 24, 2025, the Company entered into a Standby Equity Purchase Agreement (as amended on November 19, 2025, the “SEPA”) and a related Registration Rights Agreement with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”). In connection with the SEPA, Yorkville agreed to advance to the Company up to $6.0 million which was paid in two tranches in exchange for the Company’s issuance to Yorkville of convertible promissory notes (each, a “Convertible Note,” together, the “Convertible Notes”, and as amended on November 19, 2025, the “A&R Convertible Notes”). On February 20, 2026, the Company and Yorkville entered into an Omnibus Amendment (the “Amendment”) to revise Section 1(c) of the A&R Convertible Notes, the “Monthly Payments” provision. The Amendment modifies Section 1(c) by (i) commencing the monthly installment payment on April 1, 2026, representing an extension of approximately three months, (ii) revising the payment calculation to a variable payment schedule set forth in the schedule thereto and (iii) updating the provisions governing Advance Notices, as defined in the SEPA. The Company retains the option to satisfy installments through cash, Advance Repayment, as defined in the A&R Convertible Notes, or a combination thereof.

The foregoing summary of the material terms of the Convertible Notes, the A&R Convertible Notes, the Amendment and the SEPA, does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, copies of which are attached as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K (the “Report”), and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Index of Exhibits

Exhibit No.	Description

4.1+†*	Form of Convertible Promissory Notes issued to YA II PN, Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 27, 2025)
4.2+†*	Form of Amended and Restated Convertible Promissory Note issued to YA II PN, Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K/A filed with the SEC on November 20, 2025)
4.3†	Omnibus Amendment to the Convertible Promissory Notes issued to YA II PN, Ltd., dated February 20, 2026, between Jupiter Neurosciences, Inc. and YA II PN, Ltd.
10.1+†*	Standby Equity Purchase Agreement, as of October 24, 2025, between Jupiter Neurosciences, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 27, 2025)
10.2+†*	Amendment No. 1 to the Standby Equity Purchase Agreement, as of November 19, 2025, between Jupiter Neurosciences, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K/A filed with the SEC on November 20, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Previously filed.

+ Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K Item 601(a)(6).

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2026

Jupiter Neurosciences, Inc.

By:	/s/ Christer Rosén
Name:	Christer Rosén
Title:	Chairman and Chief Executive Officer